EXHIBIT 4.5

Offering Circular                                                  Confidential
Dated July 12, 1996

                            MARICULTURE SYSTEMS, INC.
                             (A Florida Corporation)


                                 985, 000 Shares

                          At A Price of $1.00 Per Share

         MARICULTURE SYSTEMS, INC., a Florida corporation (the "Company"), is engaged in the business of developing and marketing products based on proprietary, state-of-the-art, aquiculture technology. The Company has no earnings to date. There is no assurance that the Company will be successful or profitable in the future.

         The Company's principal place office is located at 21300 68th Avenue West, Suite 203, Lynwood, WA 98036.

         AN INVESTMENT IN THE COMPANY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL MEANS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT AND WILL BE SOLD ONLY TO ACCREDITED OR OTHERWISE QUALIFIED INVESTORS. FOR A DISCUSSION OF THE MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF THE SHARES, SEE "INVESTMENT RISK CONSIDERATIONS".

         The SECURITIES ARE BEING OFFERED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (The "ACT"), IN RELIANCE UPON The EXEMPTION FROM REGISTRATION AFFORDED BY SECTIONS 4(2) AND 3(b) OF The SECURITIES ACT AND REGULATION D PROMULGATED THEREUNDER.

         THIS MEMORANDUM HAS NOT BEEN REVIEWED OR APPROVED OR DISAPPROVED, NOR HAS The ACCURACY OR ADEQUACY OF THE INFORMATION SET FORTH HEREIN BEEN PASSED UPON BY The SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES ADMINISTRATOR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS OFFERING IS BEING MADE PURSUANT TO THE EXEMPTIONS AFFORDED BY SECTIONS 4(2) OR 3(b) OF THE SECURITIES ACT OF 1933 AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER AND STATE SMALL CORPORATE OFFERING REGISTRATION PROVISIONS. PURSUANT TO RULE 504, THE SHARES SOLD HEREBY WILL NOT BE SUBJECT TO ANY LIMITATIONS ON RESALE THEREOF UNDER FEDERAL LAW. THE SHARES MAY, HOWEVER, BE SUBJECT TO LIMITATIONS ON THE OFFER AND SALE AND THE RESALE OF THE SHARES IMPOSED BY The BLUE SKY LAWS OF INDIVIDUAL STATES. IN ADDITION, The COMPANY INTENDS TO FILE THE REQUIRED DOCUMENTS IN CERTAIN OTHER STATES IDENTIFIED BY MANAGEMENT AS HAVING POSSIBLE INVESTOR INTEREST AND USE ITS BEST EFFORTS TO QUALIFY The SHARES FOR SECONDARY TRADING IN SUCH STATES, THOUGH NO ASSURANCE CAN BE GIVEN THAT IT WILL BE ABLE TO QUALIFY The SHARES FOR SECONDARY TRADING IN ANY SUCH STATES IN WHICH IT SUBMITS SUCH APPLICATIONS AND DOCUMENTS. AN INABILITY TO QUALIFY The SHARES FOR SECONDARY TRADING WILL CREATE SUBSTANTIAL RESTRICTION ON The TRANSFERABILITY OF SUCH SHARES WHICH MAY NEGATE The BENEFIT OF The EXEMPTION PROVIDED BY RULE 504 OF REGULATION D. SEE "RISK FACTORS." THE COMPANY WILL USE ITS BEST EFFORTS TO CAUSE The SHARES TO BE LISTED ON THE ELECTRONIC BULLETIN BOARD OPERATED BY The NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AS A MARKET IN WHICH THEY MAY BE TRADED. THERE IS NO ASSURANCE THAT SUCH LISTING WILL BE OBTAINED OR THAT IF A LISTING IS OBTAINED THAT ANY MARKET FOR THE SHARES WILL DEVELOP, OR IF DEVELOPED, THAT IT WILL BE SUSTAINED.

        ----------------------------------------------------------------

                  Subscription                             Proceeds to the
                  Price              Commissions(1)        Company

Per Share         $1.00              $ -0-                 $ 985,000

(1) The Shares are being sold by the Company Officers and Directors and no commissions will be paid to them in connection with the Offering.

                            MARICULTURE SYSTEMS, INC.
                               Post Office Box 968
                                  Lake Stevens,
                                Washington 98258




                            CONFIDENTIAL INFORMATION

         THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM IS CONFIDENTIAL AND PROPRIETARY TO THE COMPANY AND IS BEING SUBMITTED TO PROSPECTIVE INVESTORS IN THE COMPANY SOLELY FOR SUCH INVESTORS' CONFIDENTIAL USE WITH THE EXPRESS UNDERSTANDING THAT, WITHOUT THE PRIOR WRITTEN PERMISSION OF THE COMPANY, SUCH PERSONS WILL NOT RELEASE THIS DOCUMENT OR DISCUSS THE INFORMATION CONTAINED HEREIN OR MAKE REPRODUCTIONS OF OR USE THIS OFFERING MEMORANDUM FOR ANY PURPOSE OTHER THAN EVALUATING A POTENTIAL INVESTMENT IN THE SHARES.

         A PROSPECTIVE INVESTOR, BY ACCEPTING DELIVERY OF THIS OFFERING MEMORANDUM, AGREES PROMPTLY TO RETURN TO THE COMPANY THIS OFFERING MEMORANDUM AND ANY OTHER DOCUMENTS OR INFORMATION FURNISHED IF THE PROSPECTIVE INVESTOR ELECTS NOT TO PURCHASE ANY OF THE SHARES OFFERED HEREBY.

         THE INFORMATION PRESENTED HEREIN WAS PREPARED BY THE COMPANY IS BEING FURNISHED BY THE COMPANY SOLELY FOR USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THE OFFERING NOTHING CONTAINED HEREIN IS, OR SHOULD BE RELIED ON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

         THIS OFFERING MEMORANDUM DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL THE INFORMATION THAT A PROSPECTIVE INVESTOR MAY DESIRE IN INVESTIGATING THE COMPANY. EACH INVESTOR MUST CONDUCT AND RELY ON ITS OWN EVALUATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. IN MAKING AN INVESTMENT DECISION WITH RESPECT TO THE SHARES SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE PURCHASE OF SHARES.

         THIS OFFERING MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. EXCEPT AS OTHERWISE INDICATED, THIS OFFERING MEMORANDUM SPEAKS AS OF THE DATE HEREOF. NEITHER THE DELIVERY OF THIS OFFERING MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AFTER THE DATE HEREOF.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OTHER THAN THAT CONTAINED IN THIS OFFERING MEMORANDUM, OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, FI GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE COMPANY DISCLAIMS IN, OR OMISSION FROM, THIS OFFERING MEMORANDUM OR ANY OTHER WRITTEN OR ORAL COMMUNICATION TRANSMITTED OR MADE AVAILABLE TO THE RECIPIENT.

FOR RESIDENT OF ALL STATES:

         THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON THE TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                        NOTICES TO PROSPECTIVE INVESTORS

         THIS OFFERING MEMORANDUM IS SUBMITTED IN CONNECTION WITH THE OFFERING OF THE SHARES AND MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE. BY ACCEPTING DELIVERY OF THIS OFFERING MEMORANDUM, EACH RECIPIENT AGREES TO RETURN THIS OFFERING MEMORANDUM AND ALL OTHER DOCUMENTS IF THE RECIPIENT DOES NOT AGREE TO PURCHASE ANY OF THE SHARES TO THE COMPANY AT ITS ADDRESS LISTED ON THE COVER OF THE OFFERING MEMORANDUM.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON THE TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED BY THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS. PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS OFFERING MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE SHARES TO ANY PERSON IN ANY STATE OR IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS UNLAWFUL, SUBJECT TO THE PRECEDING SENTENCE. THIS OFFERING MEMORANDUM IS INTENDED FOR THE EXCLUSIVE USE OF THE PERSON TO WHOM IT IS DELIVERED BY AN AUTHORIZED AGENT OF THE COMPANY ON BEHALF OF THE COMPANY.

         PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS CONFIDENTIAL OFFERING MEMORANDUM OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS AS LEGAL, TAX OR INVESTMENT ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS COVERING HIS INVESTMENT.

         THE SHARES ARE OFFERED SUBJECT TO THE ACCEPTANCE BY THE COMPANY OF OFFERS BY PROSPECTIVE INVESTORS, ALLOCATION OF SHARES BY THE COMPANY AND OTHER CONDITIONS SET FORTH HEREIN. THE COMPANY MAY REJECT ANY OFFER IN WHOLE OR IN PART AND NEED NOT ACCEPT OFFERS IN THE ORDER RECEIVED.

         THIS CONFIDENTIAL OFFERING MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS AND DOCUMENT PURPORTED TO BE SUMMARIZED HEREIN.

         THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SHARES UNDERLYING THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE

ACCURACY OR ADEQUACY OF THE OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THE SUBSCRIPTION PRICE FOR THE SHARES IS PAYABLE IN FULL UPON SUBSCRIPTION. THE OFFERING PRICE WAS DETERMINED ARBITRARILY BY THE COMPANY AND BEARS NO RELATIONSHIP TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER CRITERIA OF VALUE. NO REPRESENTATION IS MADE THAT THE SHARES HAVE MARKET VALUE OF, OR COULD BE RESOLD AT, THAT PRICE (SEE "RISK FACTORS," "DILUTION," AND "USE OF PROCEEDS).

         THE SHARES WILL BE OFFERED BY THE COMPANY ON A BEST EFFORTS BASIS TO A SELECT GROUP OF INVESTORS WHO MEET CERTAIN SUITABILITY STANDARDS. NO COMMISSIONS AND NO NON-ACCOUNTABLE OR ACCOUNTABLE EXPENSE ALLOWANCE OF ANY KIND WILL BE PAID FROM OR DEDUCTED FROM THE PROCEEDS RAISED HEREBY. THE COMPANY WILL ABSORB ALL MARKETING EXPENSES ASSOCIATED WITH THIS OFFERING 9SEE "USE OF PROCEEDS").

         THE COMPANY HAS AGREED TO PROVIDE, PRIOR TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN, TO EACH POTENTIAL PURCHASER OF SECURITIES (OR HIS REPRESENTATIVES) OR BOTH) THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE COMPANY OR ANY PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THEY POSSESS SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN.

         THIS OFFERING MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO ANY PERSON WHO DOES NOT MEET THE SUITABILITY STANDARDS DESCRIBED HEREIN. REPRODUCTION OF THIS OFFERING MEMORANDUM IS STRICTLY PROHIBITED.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING MEMORANDUM EXCEPT AS NOTED ABOVE WITH REGARD TO QUESTIONS ASKED OF THE COMPANY AND OF THOSE AUTHORIZED TO ACT ON ITS BEHALF. NO OFFERING LITERATURE OR ADVERTISING HAS BEEN AUTHORIZED BY THE COMPANY EXCEPT THE INFORMATION CONTAINED HEREIN. ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ITS OFFICERS AND DIRECTORS. EXCEPT AS OTHERWISE INDICATED, THIS OFFERING MEMORANDUM SPEAKS AS OF THE DATE ON THE COVER PAGE NEITHER THE DELIVERY OF THIS OFFERING MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE RESPECTIVE DATES AT WHICH THE INFORMATION IS GIVEN HEREIN OR THE DATE HEREOF.

         ANY UNSOLD SHARES MAY BE PURCHASED BY THE COMPANY OR ITS AFFILIATES ON THE SAME TERMS AS SHARES PURCHASED BY OTHER INVESTORS.

                     NOTICES TO RESIDENTS OF CERTAIN STATES

                           NOTICE TO ALABAMA RESIDENTS

         THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE ALABAMA SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ALABAMA SECURITIES COMMISSION. THE COMMISSION DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, THE INVESTMENT OF AN ALABAMA PURCHASER WHO IS NOT AN ACCREDIT INVESTOR MAY NOT EXCEED TWENTY (20%) PER CENT OF SUCH PURCHASER'S NET WORTH, EXCLUSIVE OF PRINCIPAL RESIDENCE, FURNISHINGS AND AUTOMOBILES.

                           NOTICE TO ALASKA RESIDENTS

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ALASKA SECURITIES ACT AND MAY NOT BE SOLD WITHOUT REGISTRATION UNDER THAT ACT OR EXEMPTION THEREFROM.

                           NOTICE TO ARIZONA RESIDENTS

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ARIZONA SECURITIES ACT AND ARE BEING SOLD IN RELIANCE UPON THE EXEMPTION CONTAINED IN SECTION 44-184(1) OF SUCH ACT. THESE SECURITIES MAY NOT BE SOLD WITHOUT REGISTRATION UNDER SUCH ACT OR EXEMPTION THEREFROM.

         ARIZONA RESIDENTS MUST HAVE EITHER (i) A MINIMUM NET WORTH OF AT LEAST SEVENTY FIVE THOUSAND ($75,000) DOLLARS (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) AND A MINIMUM ANNUAL GROSS INCOME OF SEVENTY FIVE THOUSAND (475,000) DOLLARS; OR (iii) A NET WORTH OF AT LEAST TWO HUNDRED TWENTY FIVE THOUSAND ($225,000) DOLLARS (AS COMPUTED ABOVE).

                          NOTICE TO ARKANSAS RESIDENTS

         THESE  SECURITIES  ARE OFFERED  PURSUANT TO A CLAIM OF EXEMPTION  UNDER
SECTION 14(b)(14) OF THE ARKANSAS SECURITIES ACT AND SECTION 4(2) OF THE SECURITIES ACT OF 1933. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ARKANSAS SECURITIES DEPARTMENT OR WITH THE SECURITIES AND EXCHANGE COMMISSION. NEITHER THE DEPARTMENT NOR THE COMMISSION HAS PASSED UPON THE VALUE OF THESE SECURITIES, MADE ANY RECOMMENDATIONS AS TO THEIR PURCHASE, APPROVED OR DISAPPROVED THE OFFERING, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, AN INVESTMENT BY A NON- ACCREDITED INVESTOR MAY NOT EXCEED TWENTY (20%) PER CENT OF THE INVESTOR'S NET WORTH AT THE TIME OF PURCHASE, ALONE OR JOINTLY WITH SPOUSE.

                         NOTICE TO CALIFORNIA RESIDENTS

         IF THE COMPANY ELECTS TO SELL SHARES IN THE STATE OF CALIFORNIA, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THE SHARES, OR OTHER INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                         NOTICE TO CONNECTICUT RESIDENTS

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE CONNECTICUT SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION OR EXEMPTION THEREFROM.

                          NOTICE TO DELAWARE RESIDENTS

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE DELAWARE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION OR EXEMPTION THEREFROM.

                           NOTICE TO FLORIDA RESIDENTS

         THE SHARES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SHARES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

                           NOTICE TO GEORGIA RESIDENTS

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED. IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 9(M) OF SUCH ACT AND THE SECURITIES CANNOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH SAID ACT.

                            NOTICE TO IDAHO RESIDENTS

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE CONNECTICUT SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION OR EXEMPTION THEREFROM.

         ANYTHING TOT HE CONTRARY NOTWITHSTANDING, THE INVESTMENT BY A NON-ACCREDITED INVESTOR MAY NOT EXCEED TEN (10%) PER CENT OF THE INVESTOR'S NET WORTH.

                           NOTICE TO INDIANA RESIDENTS

         EACH INVESTOR PURCHASING SHARES MUST WARRANT THAT HE HAS EITHER (i) A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHING AND AUTOMOBILES) EQUAL TO AT LEAST THREE (3) TIMES THE AMOUNT OF HIS INVESTMENT BUT IN N O EVENT LESS THAN SEVENTY FIVE THOUSAND (475,000) DOLLARS OR (ii) A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHING AND AUTOMOBILES OF TOW (2) TIMES HIS INVESTMENT BUT IN NOT EVENT LESS THAN THIRTY THOUSAND ($30,000) DOLLARS AND A GROSS INCOME OF THIRTY THOUSAND ($30,000) DOLLARS.

                            NOTICE TO IOWA RESIDENTS

         IOWA RESIDENTS MUST HAVE EITHER (i) A NET WORTH OF AT LEAST FORTH THOUSAND ($40,000) DOLLARS (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) AND A MINIMUM ANNUAL GROSS INCOME OF FORTH THOUSAND ($40,000) DOLLARS, OR (ii) A NET WORTH OF AT LEAST ONE HUNDRED TWENTY FIVE THOUSAND ($125,000) DOLLARS AS COMPUTED ABOVE.

                           NOTICE TO KANSAS RESIDENTS

         AN INVESTMENT BY A NON-ACCREDITED INVESTOR SHALL NOT EXCEED TWENTY (20%) PER CENT OF THE INVESTOR'S NET WORTH; EXCLUDING PRINCIPAL RESIDENCE, FURNISHINGS THEREIN AND PERSONAL AUTOMOBILES.

                          NOTICE TO KENTUCKY RESIDENTS

         THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR OTHER DOCUMENT) HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED

WITHOUT  COMPLIANCE  WITH  THE  REGISTRATION  OR  QUALIFICATION   PROVISIONS  OF
APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREIN.

         ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, THE INVESTMENT BY A NON- ACCREDITED INVESTOR MAY NOT EXCEED TEN (10%) OF THE INVESTOR'S NET WORTH.

                            NOTICE TO MAINE RESIDENTS

         THESE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION 1052(2)(R) OF TITLE 32 OF THE MAINE REVISED STATUES. THESE SECURITIES MAY BE DEEMED RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.

                          NOTICE TO MARYLAND RESIDENTS

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE MARYLAND SECURITIES ACT IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 11-602(9) OF SUCH ACT. UNLESS THESE SECURITIES ARE REGISTERED, THEY MAY NOT BE REOFFERED FOR SALE OR RESOLD IN THE STATE OF MARYLAND, EXCEPT AS A SECURITY, OR IN A TRANSACTION EXEMPT UNDER SUCH ACT.

                        NOTICE TO MASSACHUSETTS RESIDENTS

         MASSACHUSETTS RESIDENTS MUST HAVE HAD EITHER (i) A MINIMUM NET WORTH OF AT LEAST FIFTY THOUSAND ($50,000) DOLLARS (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) AND HAD DURING THE LAST YEAR, OR IT IS ESTIMATED THAT THE SUBSCRIBER WILL HAVE DURING THE CURRENT TAKE YEAR, TAXABLE INCOME OF FIFTY THOUSAND ($50,000) DOLLARS, OR (ii) A NET WORTH OF AT LEAST ONE HUNDRED FIFTY THOUSAND ($150,000) DOLLARS (AS COMPUTED ABOVE).

                          NOTICE TO MICHIGAN RESIDENTS

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE MICHIGAN SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THAT ACT OR EXEMPTION THEREFROM.

         THE COMPANY SHALL PROVIDE ALL MICHIGAN INVESTORS WITH A DETAILED WRITTEN STATEMENT OF THE APPLICATION OF THE PROCEEDS OF THE OFFERING WITHIN SIX
(6) MONTHS AFTER COMMENCEMENT OF THE OFFERING OR UPON COMPLETION, WHICHEVER OCCURS FIRST, AND WITH ANNUAL CURRENT BALANCE SHEETS AND INCOME STATEMENT THEREAFTER.

                          NOTICE TO MINNESOTA RESIDENTS

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER CHAPTER 80 OF THE MINNESOTA SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT PURSUANT TO REGISTRATION OR OPERATION OF LAW.

                         NOTICE TO MISSISSIPPI RESIDENTS

         THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE MISSISSIPPI SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE MISSISSIPPI SECRETARY OF STATE OR WITH THE SECURITIES AND EXCHANGE COMMISSION. NEITHER THE SECRETARY OF STATE NOR THE COMMISSION HAS PASSED UPON THE VALUE OF THESE SECURITIES, NO HAS APPROVED OR DISAPPROVED THE OFFERING. THE

SECRETARY OF STATE DOES NOT RECOMMEND THE PURCHASE OF THESE OR ANY OTHER SECURITIES.

         THERE IS NOT ESTABLISHED MARKET FOR THESE SECURITIES AND THERE MAY NOT BE ANY MARKET FOR THESE SECURITIES IN THE FUTURE. THE SUBSCRIPTION PRICE OF THESE SECURITIES HAS BEEN ARBITRARILY DETERMINED BY THE ISSUER AND IS NOT AN INDICATION OF THE ACTUAL VALUE OF THESE SECURITIES.

         THE  PURCHASER  OF  THESE  SECURITIES  MUST  MEET  CERTAIN  SUITABILITY
STANDARDS AND MUST BE ABLE TO BEAR THE ENTIRE LOSS OF HIS INVESTMENT. ADDITIONALLY, ALL PURCHASERS WHO ARE NOT ACCREDITED INVESTORS MUST HAVE A NET WORTH OF AT LEAST THIRTY THOUSAND ($30,000) DOLLARS AND INCOME OF THIRTY THOUSAND ($30,000) DOLLARS OR A NET WORTH OF SEVENTY FIVE THOUSAND ($75,000) DOLLARS. THESE SECURITIES MAY NOT BE TRANSFERRED FOR A PERIOD OF ONE (1) YEAR EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE MISSISSIPPI SECURITIES ACT OR IN A TRANSACTION IN COMPLIANCE WITH THE MISSISSIPPI SECURITIES ACT.

                          NOTICE TO MISSOURI RESIDENTS

         THESE SECURITIES ARE SOLD TO, AND BEING ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPTED UNDER SECTION 10, SUBSECTION 409.402(b), MISSOURI UNIFORM SECURITIES ACT (RMSO 1969).

         THE SHARES HAVE TO BEEN REGISTERED UNDER SAID ACT IN THE STATE OF MISSOURI, UNLESS THE SHARES ARE REGISTERED, THEY MAY NOT BE REOFFERED OR RESOLD IN THE STATE OF MISSOURI, EXCEPT AS A SECURITY, OR IN A TRANSACTION EXEMPT UNDER SAID ACT.

         ANYTHING TO THE CONTRARY NOTWITHSTANDING, AN INVESTOR MUST HAVE A MINIMUM ANNUAL INCOME OF THIRTY THOUSAND ($330,000) DOLLARS AND A NET WORTH OF AT LEAST THIRTY THOUSAND ($30,000)(DOLLARS, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES OR A NET WORTH OF SEVENTY FIVE THOUSAND ($75,000) DOLLARS EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES.

         AN INVESTMENT BY A NON-ACCREDITED INVESTOR SHALL NOT EXCEED TWENTY (20%) PER CENT OF THE INVESTOR'S NET WORTH.

                           NOTICE TO MONTANA RESIDENTS

         EACH MONTANA RESIDENT WHO SUBSCRIBES FOR THE SECURITIES BEING OFFERED HEREBY AGREES NOT TO SELL THESE SECURITIES FOR A PERIOD OF TWELVE (12) MONTHS AFTER DATE OF PURCHASE.

         ANYTHING TO THE CONTRARY NOTWITHSTANDING, THE INVESTMENT BY A NON-ACCREDITED INVESTOR MAY NOT EXCEED TWENTY (20%) PER CENT OF THE INVESTOR'S NET WORTH.

                          NOTICE TO NEBRASKA RESIDENTS

         THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE NEBRASKA SECURITIES ACT AND MAY NOT BE SOLD WITHOUT REGISTRATION UNDER THE ACT OR EXEMPTION THEREFROM.

                        NOTICE TO NEW HAMPSHIRE RESIDENTS

         EACH NEW HAMPSHIRE INVESTOR PURCHASING SHARES MUST WARRANT THAT HE HAS EITHER (i) A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHING AND AUTOMOBILES) OF TWO HUNDRED FIFTY THOUSAND ($250,000) DOLLARS OR (iii) A NET WORTH (EXCLUSIVE OF HOME, HOME

FURNISHINGS AND AUTOMOBILES OF ONE HUNDRED TWENTY FIVE THOUSAND ($125,000) DOLLARS AND FIFTY THOUSAND ($50,000 DOLLARS ANNUAL INCOME.

                         NOTICE TO NEW JERSEY RESIDENTS

         THE ATTORNEY GENERAL OF THE STATE HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. THE FILING OF THE WITHIN OFFERING DOES TO CONSTITUTE APPROVAL OF THE ISSUE OR THE SALE THEREOF BY THE BUREAU OF SECURITIES OR THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                        NOTICE TO NORTH DAKOTA RESIDENTS

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES COMMISSION OF THE STATE OF NORTH DAKOTA NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS CRIMINAL OFFENCE.

                          NOTICE TO NEW YORK RESIDENTS

         THIS OFFERING MEMORANDUM HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THIS OFFERING MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS AND DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

                       NOTICE TO NORTH CAROLINA RESIDENTS

         THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE NORTH CAROLINA SECURITIES ACT. THE NORTH CAROLINA SECURITIES ADMINISTRATOR NEITHER RECOMMENDS NOR ENDORSES THE PURCHASE OF ANY SECURITY, NOR HAS THE ADMINISTRATOR PASSED ON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          NOTICE TO OKLAHOMA RESIDENTS

         THESE SECURITIES RENDERED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE OKLAHOMA SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933 AND/OR THE OKLAHOMA SECURITIES ACT OF AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

         ANYTHING  TO  THE  CONTRARY   NOTWITHSTANDING,   AN   INVESTMENT  BY  A
NON-ACCREDITS INVESTOR SHALL NOT EXCEED THEN (10%) PER CENT OF THE INVESTOR'S NET WORTH.

                           NOTICE TO OREGON RESIDENTS

         THE SECURITIES OFFERED HAVE BEEN REGISTERED WITH THE DIRECTOR OF THE STATE OF OREGON UNDER THE PROVISIONS OF OAR 441-65-240. THE INVESTOR IS ADVISED THAT THE DIRECTOR HAS MADE ONLY A CURSORY REVIEW OF THE REGISTRATION STATEMENT AND HAS NOT

REVIEWED THIS DOCUMENTS SINCE THIS DOCUMENT IS NOT REQUIRED TO BE FILED WITH THE DIRECTOR.

         THE INVESTOR MUST RELY ON THE INVESTOR'S OWN EXAMINATION OF THE COMPANY CREATING THE SECURITIES, AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION ON THESE SECURITIES.

                        NOTICE TO PENNSYLVANIA RESIDENTS

         ANY PERSON WHO ACCEPTS AN OFFER TO PURCHASE THE SECURITIES IN THE COMMONWEALTH OF PENNSYLVANIA IS ADVISED, THAT PURSUANT TO SECTION 207(m) OF THE PENNSYLVANIA SECURITIES ACT, HE SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE, AND RECEIVE A FULL REFUND OF ANY CONSIDERATION PAID, WITHOUT INCURRING ANY LIABILITY, WITHIN TWO (20) BUSINESS DAYS FROM THE TIME THAT HE RECEIVES NOTICE OF THIS WITHDRAWAL RIGHT AND RECEIVES THE PLACEMENT OFFERING MEMORANDUM. ANY PERSON WHO WISHES TO EXERCISE SUCH RIGHT OF WITHDRAWAL IS ADVISED TO GIVEN NOTICE BY LETTER OR TELEGRAM SENT TO POSTMARKED BEFORE THE END OF THE SECOND BUSINESS DAY AFTER EXECUTION. IF THE REQUEST FOR WITHDRAWAL IS TRANSMITTED ORALLY, WRITTEN CONFIRMATION MUST BE GIVEN. ANY PERSON WHO PURCHASES INTERESTS WHO IS A PENNSYLVANIA RESIDENT WILL NOT SELL SUCH INTERESTS FOR A PERIOD OF TWELVE (12) MONTHS BEGINNING WITH THE CLOSING DATE. PENNSYLVANIA RESIDENTS MUST HAVE EITHER (i) A MINIMUM NET WORTH OF THIRTY THOUSAND ($30,000) DOLLARS (EXCLUDING HOME, HOME FURNISHING AND AUTOMOBILES) AND A MINIMUM ANNUAL GROSS INCOME OF THIRTY THOUSAND ($30,000) DOLLARS, OR (ii) A NET WORTH OF AT LEAST SEVENTY FIVE THOUSAND ($75,000) DOLLARS (AS COMPUTED ABOVE0, AND MAY NOT INVEST MORE THAN TEN (10%) PER CENT OF THEIR NET WORTH (EXCLUSIVE OF THE SUBSCRIBER'S HOME, HOME FURNISHINGS AND AUTOMOBILES).

                       NOTICE TO SOUTH CAROLINA RESIDENTS

         THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE SOUTH CAROLINA UNIFORM SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE SOUTH CAROLINA SECURITIES COMMISSIONER. THE COMMISSIONER DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        NOTICE TO SOUTH DAKOTA RESIDENTS

         THE SHARES HAVE NOT BEEN REGISTERED UNDER CHAPTER 47.31 OF THE SOUTH DAKOTA SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT PURSUANT TO REGISTRATION, EXEMPTION THEREFROM OR OPERATION OF LAW.

         SOUTH DAKOTA RESIDENTS MUST HAVE EITHER (i) A MINIMUM NET WORTH OF AT LEAST SIXTY THOUSAND ($60,000) DOLLARS (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) AND A MINIMUM GROSS INCOME OF SIXTY THOUSAND ($60,000) DOLLARS, OR
(ii) A NET WORTH OF AT LEAST TWO HUNDRED TWENTY FIVE THOUSAND ($225,000) DOLLARS (AS COMPUTED ABOVE).

                          NOTICE OF TENNESSEE RESIDENTS

         ANYTHING TO THE CONTRARY NOTWITHSTANDING, AN INVESTMENT BY ANY INVESTOR SHALL NOT EXCEED TEN (10%) PER CENT OF THE INVESTOR'S NET WORTH.

                            NOTICE OF TEXAS RESIDENTS

         THIS OFFERING MEMORANDUM IS FOR THE INVESTOR'S CONFIDENTIAL USE AND MAY NOT BE REPRODUCED. ANY ACTION CONTRARY TO THESE RESTRICTIONS MAY PLACE SUCH INVESTOR AND THE ISSUER IN VIOLATION OF THE TEXAS SECURITIES ACT.

         ANYTHING TO THE CONTRARY NOTWITHSTANDING, AN INVESTMENT BY ANY INVESTOR SHALL NOT EXCEED TEN (10%) PER CENT OF THE INVESTOR'S NET WORTH.

                            NOTICE TO UTAH RESIDENTS

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UTAH SECURITIES ACT AND MAY NOT NE SOLD WITHOUT REGISTRATION UNDER THAT ACT OR EXEMPTION THEREFROM.

                         NOTICE TO WASHINGTON RESIDENTS

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE WASHINGTON SECURITIES ACT AND THE ADMINISTRATOR OF SECURITIES OF THE STATE OF WASHINGTON HAS NOT REVIEWED THE OFFERING OR OFFERING MEMORANDUM. THESE SECURITIES MAY NOT BE SOLD WITHOUT REGISTRATION UNDER THE ACT OR EXEMPTION THEREFROM.

         IT IS THE RESPONSIBILITY OF ANY INVESTOR PURCHASING SHARES TO SATISFY ITSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE REQUIREMENTS.

                               OFFERING MEMORANDUM


-------------------------------------------------------------------------------


                            MARICULTURE SYSTEMS,INC.
                             (A Florida Corporation)

                   Offering Memorandum Dated December 3, 1996

                                 985,000 Shares

         MariCulture systems, Inc., (the "Company"), a Florida corporation, is offering on a "best efforts, no minimum basis" up to a maximum of 985,000 shares of common stock ("Common Stock"), $.001 par value, at $1.00 per Share. Since there is no minimum, no proceeds will be held in escrow account and all funds will be immediately available to the Company.

         The Company intends to apply for inclusion of the Common Stock on the Over the Counter Electronic Bulletin Board. There can be no assurances that an active trading market will develop, even if the securities are accepted for quotation. Additionally, even if the Company's securities are accepted for quotation and active trading develops, the Company is still required to maintain certain minimum criteria established by NASDAQ, of which there can be no assurance that the Company will be able to continue to fulfill such criteria.

         Prior to this offering, there has been no public market for the common stock of the Company. The price of the Shares offered hereby was arbitrarily determined by the Company and does not bear any relationship to the Company's assets, book value, net worth, results of operations or any other recognized criteria of value. For additional information regarding the factors considered in determining the offering price of the Shares, see "Risk Factors - Arbitrary Offering Price," "Description of Securities".

         The Company does not presently file reports or other information with the Securities and Exchange Commission ("Commission"). However, following completion of this offering, the Company intends to furnish its security holders with annual reports containing audited financial statements and such interim reports, in each case as it may determine to furnish or as may be required by law.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OF ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OR AN OFFER TO PURCHASE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER, WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SECURITIES OFFERED HEREBY.

         This offering involves special risks concerning the Company (see "Risk Factors"). Investors should carefully review the entire Memorandum and should not invest any funds in this Offering unless they can afford to lose their entire investment. In making an investment decision, investors must rely on their own examination of the issuer and the terms of the Offering, including the merit and risks involved.



                                OFFERING SUMMARY

         The following summary information is qualified in its entirety by the detailed information and financial statements and notes thereto appearing elsewhere in this Memorandum.

         The Company is in the business of developing and marketing products based on proprietary, state- of-the-art, aquiculture technology. The Company was incorporated in the State of Florida and its principal executive office is located at 21300 68th Avenue West, Suite 203, Lynwood, Washington 98306.

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE PERSONS ABLE TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS:

Risk Factors Relating to the Business of the Company

         Start-up or Development Stage Company. The Company has had no operations since its organization and is a "start-up" or "development stage" company. No assurances can be given that the Company will be able to compete with other companies in its industry. The purchase of the securities offered hereby must be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. See "Use of Proceeds to Issuer" and "Description of Business."

         No Assurance of Profitability. To date, the Company has not generated any revenues from operations. The Company does not anticipate any significant revenues in the near future. The Company's ability to successfully implement its business plan is dependent on the completion of this Offering. There can be no assurance that the Company will be able to develop into a successful or profitable business.

         No Assurance of Payment of Dividends. No assurances can be made that the future operations of the Company will result in additional revenues or will be profitable. Should the operations of the Company become profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. Therefore, the Company does not presently intend to pay dividends, and it is not likely that any dividends will be paid in the foreseeable future. See "Dividend Policy."

         Possible Need for Additional Financing . The Company intends to fund its operations and other capital needs for the next 12 months substantially from the proceeds of this Offering, but there can be no assurance that such funds will be sufficient for these purposes. The Company may require additional amounts of capital for its future expansion, operating costs and working capital. The Company has made no arrangements to obtain future additional financing, and if required, there can be no assurance that such financing will be available, or that such financing will be available on acceptable terms. See "Use of Proceeds."

        Dependence on Management. The Company's success is principally dependent on its current management personnel for the operation of its business.

         Broad Discretion in Application of Proceeds . The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. Pending use of such proceeds, the net proceeds of this offering will be invested by the Company in temporary, short-term interest-bearing obligations. See "Use of Proceeds."

         Immediate and Substantial Dilution. An investor in this offering will experience immediate and substantial dilution.

         Lack of Prior Market for Securities of the Company. No prior market has existed for the securities being offered hereby and no assurance can be given that a market will develop subsequent to this offering.

         No Escrow of Investors' Funds. This offering is being made on a "best efforts, no minimum basis" As such, all the funds from this Offering will be immediately available to the Company.

         Possible Need for Additional Financing. Additional financing may be required some time in the future to enable the Company to promote its business expand to capture markets available to it. No assurance can be given that the Company will be able to secure such financing, if needed, at a cost that the Company can afford. If the Company cannot secure such additional funding, its growth potential may be limited.

         Competition. The Company has numerous competitors and potential competitors, many of which have considerably greater financial resources than the Company. There is no assurance that the Company will continue to be successful in its businesses. Although the Company believes that it has advantages over competitors, no assurance can be made those current competitors or new entrants into the market will not develop strategies to make them more competitive.

         Arbitrary Determination of Offering Price. The offering price of $1 per share was determined arbitrarily by the Company and has no relation to asset value of the Company. Each prospective investor should make an independent evaluation of the fairness of such price.

         Lack of Prior Market for the Company's Common Stock and Possible Penny Stock Regulation. No prior market has existed for the Shares being offered hereby and there is no assurance that a market were to develop, the Shares could be subject to the Penny Stock Regulations. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker- dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company"s Common Stock becomes subject to the penny stock rules, investors in this Offering may find it more difficult to sell their shares.

         Shares Eligible For Future Sale. 8,800,000 shares of Common Stock currently outstanding were offered and sold by the Company in private transactions in reliance upon an exemption from registration under the Securities Act. Accordingly, all of such shares are "restricted securities" as defined by Rule 144 ("Rule 144") under the Securities Act and cannot be resold without registration except in reliance on Rule 144 or another applicable exemption from registration.

         In general, under Rule 144 a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns restricted shares for a period of at least two years is entitled to sell within any three month period shares equal in number to the greater of (i) 1 percent of the then outstanding shares of the Common Stock or
(ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the commission. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about the Company. In addition, any person (or persons whose shares are requires to be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the Company, and who is beneficially owned restricted shares for at least three years, can sell such shares without regard to notice, manner of sale, public information or the volume limitations described above. Shares of the Common Stock first will become eligible for resale under Rule 144 in June 1998 (assuming the other requirements of Rule 144 are met).

         No prediction can be made as to the effect, if any, those future sales of the above described outstanding Common Stock, or the availability of such Common Stock for sale, will have on the market price prevailing from time to time. Sales of substantial amounts of such Common Stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price.


                                   THE COMPANY

         The Company was incorporated in the State of Florida on July 8, 1996. On August 22, 1996, the Company entered into a Share Exchange Agreement whereby the Company issued and exchanged 8,800,000 shares of its common stock for 100% of the issued and outstanding stock of MariCulture Systems, Inc. ("MCS"), As a result of that transaction, MCS became a wholly owned subsidiary of the Company. Since prior to this acquisition, the Company had minimal operations, all references herein to the Company will refer to the operations of MCS. The Company's corporate offices are located at 21300 68th Avenue West, Suite 203, Lynwood, Washington, 98306.

         MCS was incorporated in August 1994 to develop and market products based on proprietary, state- of-the-art, aquaculture technology. The Company's primary source of revenue will be through the sale of SARGO turnkey finfish production systems to fish farming organizations worldwide. According to the Company's research, this is currently a $1 billion plus market that is projected to double within five years. The market for the SARGO system is in all freshwater and saltwater environments located adjacent to or within a short distance from shore. The Company believe that a SARGO system will be purchased because: (1) SARGO addresses and eliminates many of the current environmental and regulatory concerns of traditional fish rearing methods; (2) SARGO can increase the production capacity of current farms by approximately 400% and (3) SARGO can substantially lower production costs. The Company currently has United States Patents pending on the SARGO technology and system.

THE WORLDWIDE FISH INDUSTRY

         The world's oceans have been fished nearly to the limits of their sustainable yields according to a report released by the non-profit Worldwatch Institute. A recent 'State of the World' report grimly states: "Although worldwide environmental degradation of the oceans contributes to the decline of marine life, overfishing is the primary cause of dwindling fish populations. The oceans are not the unlimited reservoir of low-cost food they were once considered." In his conclusion, Worldwatch President Lester Brown, also writes, "Human demands are approaching the limits of oceanic fisheries to supply fish."

         Worldwide commercial fishing yields have declined well over 5% since peaking in 1989, mostly due to extensive fishing by large-scale industrial operations and often in waters that are becoming more polluted. Recent technology advancements in sonar and fishing methods have significantly depleted 17 of the world's major fishing regions, many of which are now closed to commercial fishing. The results are hundreds of thousands of commercial fishing industry jobs lost due to the lack of wild fish.

DEMAND FOR SEAFOOD

While fishing yielda have declined, the demand for seafood has increased. This increase in demand is largely attributed to a greater consumer awareness of health benefits of seafood, an increased per capita income, the increasing propensity for dining our, and the improved availability of fresh seafood via express delivery. Global demand for fresh seafood has steadily increased in recent years by over 10% per year. As worldwide demand for consumable protein accelerates, demand and expenditures for seafood will similarly continue to increase. Money spent by consumers for seafood during the last decade has more than doubled. In 1994, aquaculture "evolved" into a $32.4 Billion industry to meet this increasing seafood demand.

THE AQUACULTURE INDUSTRY

In order to meet the increasing demands for seafood, another source of seafood rather than the natural ones of the open waters had to be established. This is what aquaculture is all about. Aquaculture is a broad term defined as "the art of cultivating the products of water or the raising or fattening of fish." It includes the culture of fish, mollusks, crustaceans, algae, seaweed, and even bullfrogs and alligators. Fish farming is the process of rearing desirable species of fish in captivity and managing both the fish and their environment to improve growth and reproduction. Fish are reared in fish farms much as farm animals are raised in the barnyard. The fish culturist manages the aquatic environment to protect the fish from predators, parasites, and disease. The culturist also feeds the fish and controls water quality to prevent pollution.

The aquaculture industry constitutes a large and growing segment of the world's seafood economy. In 1984, world seafood production was 80,000,000 metric tons of which 2,500,000 metric tons was from aquaculture. In 1992, world seafood production increased to 100,000,000 metric tons while aquaculture production reached 19,000,000 metric tons. World aquaculture production is expected to exceed 50% of seafood consumption in the early 2000's. The future for aquaculture appears bright as the demand for seafood worldwide is expected to increase by 70% in the next 35 years. To meet that demand, world aquaculture will have to increase production at least five-fold by the year 2025.

The decline of wild catches during the past decade has spawned new growth in the fish farming industry. As happened with other basic meats, the traditional "hunting" means of providing fish, is now being replaced by a "farming" means...aquaculture. This growth in aquaculture created thousands of new fish culture facilities around the world, producing a wide variety of finfish species. Currently, large finfish sea farms cultivate Salmon, Sea Bass and Seabream. Tuna, Sturgeon and Halibut are now being developed and farmed on a small scale.

The following background is closely focused on salmon as an example due to its immense popularity with fish farmers. Salmon aquaculture has had an explosive growth rate since the introduction of floating net cages in Norway and the United States in 1969. The most dramatic growth occurred from the early 1980's to the mid 1990's. World salmon production in 1983 was 680,000 metric tons of which aquaculture produced 24,000 metric tons. A new world production peak of 1,280,000 metric tons of salmon was reached in 1994, with aquaculture accounting for 470,000 metric tons. Commercial fishing catches of wild salmon reached slightly over 800,000 metric tons in 1994, showing average yearly increases from 1983 of 1.6%. However, farmed salmon production increased at an annual rate of 31% during the same period. Aquaculture production of salmon now accounts for over 36% of the worldwide production of salmon. From 1989 to 1994, world revenues from the sale of farmed salmon increased from $1.56 Billion to $3.1 Billion. The growth in total supply of over 5.5% per year coupled with strong price support indicates a shifting demand for salmon. This is due in part to changing dietary habits, increasing population and an improved fresh salmon distribution network. Since price is a function of availability, fish farm operators can maximize profits by scheduling harvests for periods when fresh wild catch fish are unavailable or in low supply. Concerns about improved nutrition and lowered cholesterol intake are changing dietary habits to include high quality, low cholesterol products such as salmon and other seafood products. In addition, major distributors of agricultural products have expanded into seafood distribution as the dietary habits of the United States and the world change. A stable year-round supply of fresh seafood provided by fish farming has increased supplies for restaurants, supermarkets and other distribution channels that must have constant availability and consistent quality.

With worldwide aquaculture demand for finfish at nearly 12 million metric tons per year and growing at approximately 13% annually, the Company believes that now is the time to bring about major productivity changes in the industry. Fish farming facilities account for production of 8.5% of total finfish harvests, up from less than one -percent 15 years ago. This rapid growth has produced a demand for a more efficient and cost effective technology that can also meet the environmental requirements now confronting today's producers. The market is available and accessibility to that market is a major factor in pricing and consumption demand. Aquaculture is rapidly becoming recognized as a major factor in the food supply chain.

EXISTING AQUACULTURE TECHNOLOGY


Current marine finfish farming techniques employ "open net pens," that are commonly clustered into "farms" located within cold or warm near-shore coastal waters, in warm water ponds as well as in cool water impoundment areas. Nearly all open net pen cages are suspended from floating walkways or support structures that are moored near shore. Normally, pens or cages are sized either forty feet square or fifty feet square by twenty feet to forty feet in depth, although larger nets up to 80 feet are now being introduced in some farms. Farms typically consist of twenty to eighty cages floating in two to five acres of surface water. These cage operations must be placed in high tidal water exchange locations to maintain adequate levels of dissolved oxygen and to dispose of accumulated fish and food wastes.

Operation of a net pen facility is relatively labor intensive. As the fish grow in size and require more water flow, the nets must be replaced with different mesh sizes or the fish must be moved from pen to pen. Removal and cleaning of the nets must be performed on a regular basis to reduce marine fouling that grows over and closes the mesh. Constant inspection of the nets is required to find predator damage and immediately repair the nets to avoid escape of the crop. Feeding of the fish is usually performed by hand or with semi-automatic feeders and must be done on a regular schedule to maintain growth.

The growing conditions in net pens are not consistent with the natural deeper water habitat of most cultivable fish. These growing conditions are a compromise between biological requirements and the ability of the net pen farm to operate profitably. Several problems currently challenge the net pen farmer's ability to raise fish and maintain profitability. These are: (1) Location - Net pens must be located where there is pollution-free high tidal water flow; (2) Diseases - High mortality rate fluctuations are due to "Red Tide" and other shallow water specific diseases; (3) Biological - Predators penetrate or damage nets and eat or release fish crop; (4) High Food Cost - water currents carry away much of the feed; (5) Environment - Discharge of high levels of organic fish waste and pollutants; and (6) Scenic View - The increase in shore-side landowners not wanting a facility within sight.

The finfish growing environment in net pen cages on near surface water conditions for temperature, salinity, oxygen and water purity characteristics and offers little protection from pollutants and predators. Net pen farms have virtually no control over water conditions. The farmers' only option, should water conditions deteriorate, is to tow the farm to a different site as is done regularly in Chilean salmon farms. If adverse conditions persist, they must close the farm and cease operations. Disease organisms are a major threat to fish crops. Present attempts to control disease outbreak in net cages, and its easy transfer to adjacent blooms, such as "Red Tide," have all too frequently been responsible for 50% to 100% crop losses in net pen operations. These catastrophic losses present sizable investment risks to farming operations. Biological concerns escape to the wild, mixing with the local species, and eventually competing for the same resources. These losses occur from predators damaging the nets or failure to maintain the nets. Predators, such as sea lions and otters, often destroy large portions of a crop while enjoying a "free lunch." It is a perception that competition from released fish can reduce the native stocks. Predators, within close proximity of the cages, create extreme stress for a fish crop and substantially increase mortality.

The high costs of food for finfish production climbs with the loss of uneaten food passing through the nets or being swept away by the tidal currents. This lost food also contributes to the organic waste accumulation beneath the net pens. It is estimated that from 20 to 40% of the food is wasted in net pen installation.

In addition to the foregoing, there is increasing pressure from the shore-side property owners to not permit farms that detract from the scenic water views along their shore. The high cost of litigation precludes issuance of permits in areas where residential construction may occur. Therefore, the net pen operator must locate in far out of way places. These locations substantially increase the cost of transportation and maintenance.

THE COMPANY'S TECHNOLOGY

The solution to these problems is to replace the older system with the Company's SARGO system. The Company's SARGO rigid wall fish rearing system is patented and offers many significant technological advancements over the traditional near-shore open net-pen cage methods currently used to grow marketable finfish. Many of the key SARGO features provide advantages which the Company believes are so pronounced, when compared to current net pen technology, that Management believes the system will create new environmental and regulatory standards for commercial fish farming facilities. Such concerns as farm waste, polluting the waterways, escaped cultivated fish competing for food and habitat with native fish, and the visual impact of sprawling large-scale farming operations will be quickly resolved.

New SARGO Technology

New  technology   advancements  in  land-based  aquaculture  systems  are  being successfully applied in fish farms in Northern Europe. These advancements eliminate most of the above noted challenges against net pens, however they operate at a prohibitive cost level. The fish rearing technology used in the SARGO design evolved as a lower cost variant of these land-based concepts. SARGO is a self-contained floating system located near-shore with access to deep water.

A SARGO system consists of one or more modular pods. Each pod is composed of four, rigid wall, floating fish reservoirs. Each pod also has a centralized service platform fitted with required pumps, feeding equipment and sensor control systems. Ideal, deep source water is pumped into the reservoirs continuously, replenishing oxygen levels for the fish and providing a water current "raceway" for the fish to school naturally. One hundred percent of the solid fish waste and other organic matter is collected for disposal in a waste management system.

In a typical farm, there are multiples of pods, each of which provide the fish raising ability of over 40 net pens. A SARGO farm, physically equivalent in site size to the largest net pen farms currently in operation, would produce approximately 8,000 metric tons of salmon per year. The production capacity of the comparably sized net pen operation is only 1,000 metric tons per year.


Key Features

There are several operational features of SARGO, which differentiate it from other available aquaculture technologies. These features include:

1. Fully Enclosed Fish Containment Reservoir: Unlike traditional net pens that are open to the sea, SARGO has impermeable reservoirs that completely isolate their fish crop from surrounding waters. Each solid wall reservoir is fabricated from a reinforced fiberglass or composite plastic resin that is impervious to corrosion and highly resistant to bio fouling from barnacles, anemones, and similar marine organisms. This feature changes the aquaculture process from planting juvenile fish in a "fenced-off" portion of the sea, into an industrial process where system inputs, outputs and internal operations are fully managed. In Northern Europe this controllable approach is successfully used in land-based sites. However, these land-based operations are not competitive due to the high costs of land, infrastructure, power and water. SARGO is a floating variant of these proven land- based systems.

2. Water Circulation and Supply: A system of intake strainers, pipes and pumps conveys water from selected levels deep beneath the surface, distributes the water, and circulates it in the fish containment reservoirs. This ideal water is characterized by constant temperature, relatively constant dissolved gas content and much lower numbers of disease organisms. The screened intake for each farm is placed at the optimum depth determined by the local bathymetry and the species of fish being reared. Water supplied into each reservoir is aerated or oxygenated as needed in order to increase and maintain fish metabolic rates and to further increase stocking density capability. Sterilization of the water due to changing bacteria conditions is generally not required but is available as required with an ozone generator. The water flow rate is variable to each reservoir with excess water leaving the reservoirs through an overflow. Levels of any dissolved contaminants in the overflow water are extremely low due to the high water volume throughput. The rate of water exchange, salinity and fish waste is monitored over time to enhance operational conditions and increase system productivity.

3. Raceway Current: A circulating water current or "water raceway" is generated in each SARGO rearing reservoir. There are two purposes for this current. First, salmon and other finfish naturally school and this raceway current will propel the fish into schooling. The schooling and forced swimming against the current lowers stress on the fish. Less stress permits higher stocking densities and reduces mortalities. Additionally, fish metabolic rates increase from this constant exercise. The exercise improves fish feed conversion rates and results in lowering overall feed costs to grow-out. Fish growth rates will increase and result in shorter grow-out periods or larger fish if desired. The magnitude or velocity of the current is a controlled function that is matched to fish size; that is, smaller fish have a slower current while larger, more mature fish have an increasingly faster current.

4. Structural Elements: This includes all structural components other than the fish rearing reservoirs. The built-in walkways, flotation, pump wells, piping and cable supports, equipment foundations, and weather protection enclosures. A major subsystem is the service platform that structurally ties all the rigid reservoirs together with floating walkways and houses the various systems, equipment and supplies. Connection points to the mooring system are provided from the service platform. Reservoirs and the service platform are modular in design so that a farm may be expanded simply by adding additional pods.

5. Monitor and Control System: This control system is configured from a combination of sensors, programmable logic controllers, pump control boxes, motor starters, and processors with their own embedded software. All controllable parameters of the fish rearing process may be managed within the system controller. These parameters are manipulated by the system of sensors, the AquaGro software, computers, variable rate hardware devices, and proprietary operating algorithms. The data collection computers and sensors measure actual system performance. The software compares and analyzes the results to nominal parameters, and then sends commands to hardware to adjust outputs to meet desired conditions. This capability enables Company management to further optimize farm operations to more profitable levels. Examples of controllable parameters include water flow rates, feed rates and timing, oxygenation rates, photoperiod manipulation, current velocity, and solid waste disposal.

6. Capturing Waste: The vortex created by the water current funnels all solid wastes, mostly fish feces and uneaten food, to the cone-shaped where it settles and is collected. Instead of becoming an uncontrolled accumulation on the sea floor or lake bottom, the waste is moved into a waste collection tank for later treatment or conversion into a useable fertilizer by-product. A waste treatment plant is available with the system. Waste collection and analysis provide the ability to sample for feed and medication utilization. Analysis over time can optimize feed and medicine usage rates.

7. Auxiliary Equipment: Includes the electric power and lighting system with a standby generator, compressed air, service water, and similar support equipment. Life support can be supplied by commercial automated feeding, oxygenation and aeration equipment with distribution piping.

8. Mooring: It is customized to the site and consists of anchors, chain, cable and buoys including any navigational and night lighting.

         These unique attributes of SARGO combine to provide a variety of benefits that are unmatched by any open net pen systems. As a result, operation of the fish farm is technically managed and controlled, yielding a more productive, lower cost and ecologically sound operation that is cost competitive to any operation worldwide.


PRODUCT DEVELOPMENT

         The Company developed the SARGO design with over three years of research into addressing the aquaculturists' needs and engineering a sustainable alternative. All major design work was done by the Company's staff while outside consultant firms for evaluation of the subsystems and various issues associated with water based platforms. All Company developed proprietary system and software designs have patents pending.


         All major subsystems are initially being contracted out by the Company and built by subcontractors to the Company's design and quality requirements. The final assembly and construction will be done at the purchasers site using contracted assembly teams supervised by the Company. This will minimize fixed overhead and allow the Company to expand production and sales without having to raising additional capital for fixed plant and equipment.

TECHNOLOGY ADVANTAGES


         The Company believes that its SARGO system has many technological advantages over competitive systems. The Company believes that the following are the major advantages:

1. SARGO provides an optimum environment for aquaculture. The rigid, opaque walls of the reservoirs isolate the fish crop from predators, disease, plankton, bacteria and toxic contaminants found in surrounding surface waters. The opacity of the reservoirs excludes direct daylight to closely simulate conditions found at depths the fish normally seek in the wild. In keeping contaminants out of the fish-rearing environment, the separate and independent reservoirs also prevent any pollutants and disease that may occur in one reservoir from contaminating the surrounding waters or adjacent reservoirs. Composition of the water and its constituents is optimized for fish growth. The temperature, salinity and oxygen content can be controlled to closely duplicate the natural habitat conditions or adjusted to a more ideal growth condition. Selecting the depth of the water intake controls temperature and salinity. Oxygen level is controlled by variable water volume pumped continuously into the reservoirs that may be augmented by either mechanical aeration or injection of pure oxygen into the water stream. A translucent top, shade screen or bird netting may be fixed on each reservoir to provide light control as well as exclude bird predators and prevent fish from escaping. The SARGO design permits the addition of night lighting to extend feeding hours and is proven to promote faster growth in salmon and certain species through photo period manipulation. SARGO provides a controlled speed, constant "water raceway" current circulating within the reservoir, inducing fish to swim in a parallel school formation against the pumped water flow. The swimming action improves muscle tone and flesh texture while greatly diminishing the occurrence of "eye biting" often observed upon harvest of net pen reared salmon. This eye biting results from stress and produces an unsightly appearance in the harvested salmon. It can also cause infection and possible death prior to harvesting.

2. The operating costs of SARGO are lower than those of any net pen farms currently in operation. Studies indicate that, well-run salmon net pen operations can hold their costs between $1.70 and $1.85 per pound of fish produced. Initial studies performed on SARGO rearing technology indicate that reduced fish mortality, higher metabolizing rates, lower food costs, and lower labor costs reduce overall operating expenses to $1.15 per pound.

3. The unique attributes of SARGO work in harmony to provide a variety of benefits that are unmatched by any open net pen systems.

4. Farm operators switching to SARGO will realize an immediate reduction in operating costs for the following reasons:

5. Mortality rates drop to 5% or less from the current net pen levels of 15% to 40%. The pilot grow-out produced a mortality rate of only 3.6%. Similar operations on land have consistently produced fish with mortality rates in the 3% to 5% ranges. Stress and losses due to predation are virtually eliminated. This reduction in mortality is done without any increase in medication, thus reducing costs. However, when medications or water borne inoculants are desired, the controlled environment increases effectiveness and significantly reduces the quantity required. There is also a reduction in any resultant residual contamination of the overflow water.

6. Substantial savings result from the reduction in work force required to operate, maintain and repair a fish farming operation. Automation reduces the operating labor requirements by up to 50%. Compared to net pens, which must have their nets rotated every few months and replaced every 3 to 4 years, SARGO reservoirs require only minimal attention. Routine maintenance of the mechanical components and the limited cleaning of the reservoirs in a SARGO installation is far less than that of net maintenance and repair.

7. Repair and maintenance labor for a SARGO installation is also significantly reduced. Additional savings result from the 30-year life of the rigid wall reservoirs when compared to the 3 to 4 year life expected of a net pen. All major elements in a SARGO system are warranted up to 10 years by their manufacturers, which helps contain many maintenance charges. The reservoir itself is warranted for 20 years.

8. Another principle advantage of the vortex flow in SARGO is that it directs waste to the conical bottom section of the reservoir for collection. This feature prevents dispersion of waste to the outside environment. SARGO delivers this waste, containing feces and uneaten food, through a separation system, to a separate collection tank for treatment, disposal or potential sale. A major benefit of waste collection is the ability to sample for feed and medication utilization. Analysis over time can optimize feed and medicine usage rates. The rate of water exchange, salinity and fish waste is also monitored over time to enhance operational conditions and increase system productivity. As a result, operation of the fish farm will become technically managed and controlled, yielding a more productive, lower cost and ecologically sound operation that can be competitive to any operation worldwide. Just as the reservoirs keep contaminants out of the fish-rearing environment, they also keep pollutants and disease in one reservoir from contaminating the surrounding waters or adjacent reservoirs. Domesticated fish are also prevented from escaping to compete with native fish for food and habitat. The perceived concern over escaped domesticated fish breeding with native fish, thereby contaminating genetic stocks, is also eliminated.

9. The concerns of fish farms polluting surrounding waters, escaped fish competing for food and habitat with wild fish, escaped fish interbreeding with native fish, and the sight of large floating fish farms near expensive waterfront property have resulted in a near moratorium on new farm permits in some parts of the world. As a consequence, new farms are usually installed in very remote areas such as upper British Columbia, Canada and Chile. The results is that transportation for supplies and fish product are significantly increased and the available pool of prospective employees limited. These costs are generally being absorbed by the farmer, thus reducing his profits. The permitting process and site costs for SARGO should notably be reduced and streamlined since all these environmental factors are nearly eliminated. SARGO should set a new standard in aquaculture for environmental compatibility. These revised standards may result in great increases in the number of potential sites available for SARGO such as those near population centers.

MARKET FOR SARGO SYSTEM

         As a result of diminished natural seafood supplies and increased demand, the worldwide market for aquaculture products is growing rapidly. From 1984 to 1994 the market grew ten fold. In 1984 aquaculture accounted for 3% of total seafood production or 2.5 million tons. By 1994 production had reached 23 million tons approximating 20% of total seafood production. Finfish aquaculture accounts for about 60% of total aquaculture production and industry projections are that finfish aquaculture production will double in the next 5 years. To meet this demand production capacity must double as well. The industry will invest over $30 billion in capital equipment within the next 5 years to meet this growing demand. The total aquaculture capital equipment market is projected to grow to over $8 billion by the year 2001. Finfish aquaculture equipment will grow to over $5 billion by the end of 2001. The Company needs to capture less than 2% of the total finfish aquaculture capital equipment market to meet its' sales projections.

         The company believes that marketing opportunities continue to develop for SARGO throughout the world as extraordinary political pressures intensify to address endangerment and extinction of various finfish species. In Japan, where food resource security is a high government priority, the government has set up an incentive funding program to subsidize fish farms that invest in environmental technology.

         A persuasive argument can be made for purchasing a SARGO considering its environmental compliance capabilities alone. However, the Company believes the primary purchase motivation for its environmentally engineered systems will come from the system's ability to greatly reduce the cost of rearing fish.

         The Company is committed to making SARGO a leader in the aquaculture industry by providing its customers with the most profitable and environmentally sustainable means to rear finfish in a captive environment. The initial focus will be to market the Company's proven finfish production technology advancements to existing net-pen fish farmers and food related companies who want to enter the cultured finfish industry.


POTENTIAL CUSTOMERS

         There are a variety of potential SARGO purchasers to be targeted by the company's marketing team. These potential customers included:

         1. Existing Net Pen Fish Farmers: Current users of traditional net pen fish rearing systems offer MCS its greatest potential customer base. Small, standard SARGO modules or reservoirs can be supplied for retrofit installation into existing net cage permitted areas. A new four reservoir SARGO with pumps and service platform is available for either new fish farms or additions to existing farms. Existing net pen fish farmers can easily justify exclusive use of MCS systems in the future once they are convinced by the advantages inherent to SARGO technology.

         2. Food Corporations: Several large processors of chicken, beef, pork, and turkey currently own sizable seafood concerns and are interested in producing their own competitively priced "home grown" fish. This fulfills their goals to augment their existing seafood processing operations and to provide the United States domestic market, which is highly dependent on imports, with a constant supply of fish. Many of these companies are not yet aware of SARGO technology, but they currently manage their other meat operations utilizing similar methods.

         3. Fish Processing & Equipment Companies: Fish processing is a highly seasonal business and in recent years one of increasingly great uncertainty over fish supplies. Many fish processing companies also own and operate fishing vessels that compete for limited fish resources along with their customers. These companies are now forced to look for alternative, year around sources of fish. Other companies supplying essential products to farming operations, such as equipment, feed, and medications are potential customers with channels for global distribution and could become VARs (Value Added Reseller).

         4. Commercial Fishermen: Many fishermen have become wealthy via commercial net fishing. However, over the last several years, depletion of natural fish stocks has significantly affected their personal cash flows. These commercial fishing revenues are declining very rapidly, are highly seasonal and subject to canceled seasons. There is growing interest from these independent operators in fish farming as a means to provide a sustainable year around income.

         5. Government Agencies: During the last five years, hundreds of thousands of commercial fishing industry jobs have been lost world-wide due to a lack of fish. This job loss is causing local, state and federal governments to finance extraordinary political unemployment solutions. Government funds are becoming readily available for vocational retraining of commercial fishermen. Fish farming related programs are now classified as a priority among various agencies. The Company will also pursue various government-sponsored technology and research grants targeted at programs for environmental mitigation and aquaculture or fisheries enhancement.

         6. Native American means of income. Recent Federal Indian fishing-season cutbacks have severely hurt many Indian economies, particularly in the Pacific Northwest. Many tribes have also been involved in raising fish long before the term "aquaculture" came into existence. With the profitable growth of on- reservation gambling, many tribes can now afford to invest in higher technology fish farming production means.

         7. Fish Research Facilities: Fish research has increased as native fish populations decrease worldwide. These research labs require technology for rearing juvenile and adult aquatic species. Many fish research programs are centered in the Pacific Northwest as salmonid stocks are perceived to be in serious jeopardy.

MARKETING PLAN

         The Company's early marketing plan was to build a SARGO pilot facility installation in a Pacific Northwest commercially permitted farm location for convenience of access. This first facility was built with the support of the National Marine Fisheries Service at their already permitted Manchester, Washington. NMFS, as part of the US Department of Commerce, has provided technical assistance and evaluation without providing any endorsement of the facility. The size and production capabilities of the pilot farm were designed to allow for direct extrapolation of all production data. This facility is complete and is producing data. The Company has introduced the first crop of Atlantic salmon into the system and is giving tours to prospective purchasers and news organizations.

         The second stage of the Company's marketing plan is to promote its state-of-the-art SARGO fish rearing technology based on its' superior return on investment results and environmental design versus traditional means, MCS customer service, and a guaranteed yield. This will include a comprehensive Return-On-Investment ("ROI") computer based sales tool that willbe used by the Company. With the use of ROI, a potential customer can to input system data to determine realistic farm financial results.

         After the market becomes aware of what the Company's believes will be the success in its pilot program, the company intends to leverage this success to acquire interested distribution channels. The company intends to aggressively pursue selected strategic relationships to quickly place the SARGO technology in Latin America, Asia, the Middle East and the Mediterranean while focusing the Company's direct sales effort in North America and Europe.


COMPETITION

         Open net pen technology, whether located near shore or offshore, is the major competitor to a floating, near shore, rigid wall fish rearing system. This net pen technology and the fish farming industry's robust growth in total fish capacity during the last 15 years has been reinforced principally by an infrastructure of well established vendors. These firms are supplying fishing nets, rubber, galvanized metal, and plastic products to commercial fishermen. Fishing nets combined with the flotation gear are the predominant materials used in salt-water aquaculture to enclose commercial fish crops. Wavemaster, Ltd., based in Ireland with manufacturing and sales offices in Vancouver, British Columbia, Canada, is the largest aquaculture facility producer. It has more than 2000 flotation walkways for near shore net operations, predominantly rearing salmon, in service worldwide. Only one of the ten most prominent net pen suppliers, Net Systems, Inc. of Bainbridge Island, Washington is based in the United States. Their operation primarily focuses on providing netting and does not effectively market its Ocean Spar system for aquaculture facilities. Therefore, the Company's initial competition in the Pacific Northwest will be principally from foreign, primarily European, based companies. Many net pen systems are sold as turnkey operations with floats, nets, walkways, and moorage included in the capital costs. All replacements components are priced and sold on an individual basis.

SALES PROJECTIONS

         At a projected price of $1,700,000 per SARGO pod, the Company can meet its expected Year-5 revenue projection of $107.2 Million by gaining a 7.9% market share of the new rearing pen market for salmon only. This share is less than 2% of the Company's target market and less than 1% of the world aquaculture equipment market. Initial market entry does not consider sales penetration of the existing retrofit market in salmon production nor the market available for rearing any other species that may be farmed. The market potential for new pens to be used in salmon farming alone over the next 5 years is more than $2.0 Billion. Sales of SARGO are expected to accelerate rapidly after publication of the results of the successful pilot system installation. The Company will sell SARGO as a replacement for the existing 67,000 salmon net pens presently in service as well as to new installations. The Company expects to market SARGO to operators of finfish farms for all species of salt water and fresh water fish. The above does not include other opportunities which have been presented to the company. These include Polyculture (multiple species of seafood), Hydroponics, and Aquaponics. The company believes that the basic technology and our lead in developing or acquiring new technology for the industry will continue to offer many and varied new avenues of development.

PRIOR FINANCING

         The Company's original founders and management team contributed $252,300 to the Company's original capita. These funds were used for research, travel, general overhead and in- house development of the Company's technology. Thereafter, the Company raised $435,000 in the fourth quarter of 1995 to fund the Pilot Facility construction and initial operations. The Pilot facility has met all of the Company's budgets for Million to finance Company operations through the end of 1999. The Company intends to use these funds for the Company's international marketing efforts, research and development, project engineering, pilot facility operations, and administrative overhead. Additional funding of working capital or short-term loans may be the availability of order deposits, accounts receivable turnover and vendor terms. Short term debt financing may be adequate to cover this need after shipments begin.

         The Company has spent or is committed to spend $368,000 for the construction and installation of the Pilot Facility. The Company has incurred operational losses for the 12 months of operation of $125,236. The costs are due to office rent, travel expenses, and general overhead. The Company has paid less than $10,000 in salaries to date.

         The Company expects to receive revenues from sales orders during late 1998. The sales effort and timing of sales will be impacted by the Company's ability to raise additional capital from this Offering. The rapid raising of capital is important to completing an initial sale quickly. A SARGO sale will be as a complete modular fish rearing assemblies of six reservoirs and a service platform constituting a pod. Companies interested in commercial finfish production are generally expected to initially purchase a minimum system of 2 pods. Governmental agencies interested in endangered species or fish enhancement programs would likely purchase a system containing 1 to 3 pods. A pod of 6 reservoirs will sell for approximately $1,700,000.

PENDING NEGOTIATIONS

         The Company is currently negotiating with two separate entities for the sale of the Company's system. The first potential sale is to a US firm to raise salmon and the purchase price for the system is estimated to be $1.85 million. The second potential sale is with a Japanese venture and the Company will be successful in finalizing the negotiations of either sale.

DISCLAIMER

         The preceding was based upon Management's research and the projections are based upon Managements' reasonable conclusions from its research. There is no assurance that such goals and projections will be achieved.


USE OF PROCEEDS

         The gross proceeds from the sale of the securities offered hereby are estimated to be $985,000. It is anticipated that the proceed a will be used for general working capital and the Company's expansion over the twelve months following completion of the Offering.

Dividend Policy

         The Board of Directors currently intends to retain the future earnings of the Company to finance research and development and the expansion of the Company's business. Any future payment of cash dividends will therefore be highly dependent upon the Company's earnings, capital requirements, overall financial condition and other factors deemed relevant by its Board of Directors. Furthermore, the agreement related to this financial Transaction will prohibit the payment of any dividends by the Company.

MANAGEMENT

Officers and Directors

The executive officers and directors, key persons and employees of the Company are:

         David E. Meilahn Mr. Meilahn is the Company's CEO and Senior Engin eer and he has spent nearly 30 years in a number of executive and engineering positions with both start-up and fortune 100 firms. These firms include McGraw-Edison, National Service Industries and American Standards Testing Bureau. Mr. Meilahn has a BS in Industrial Engineering Technology and an MBA from the University of Wisconsin. He has extensive industrial experience including Research & Development, Manufacturing and Sales in foods, electrical products, machine tools, lubrication and cooling systems, automotive assembly and the construction products industry. Mr Meilahn has managed numerous engineering research and development programs from basic concept through full-scale deployment and is the inventor of the original concept for SARGO. Mr. Meilahn has overall responsibility for new product development and Company operations.

         William S. Evans Mr. Evans is the Company's Vice President of sales and has a BS, Marine Biological Sciences from Auburn University with postgraduate work in Fisheries at the University of Washington. He has 16 years experience in sales management for industries directly involved with the aquaculture marketplace. Mr. Evans technical expertise stems from his work as a fishery scientist at Auburn University. He has managed regional seafood quality and sales activities for Castle and Cooke and spent six years in Alaska performing research for the EPA on mitigating the impacts of seafood processing effluents to coastal environments. During his career as Director of Distribution and Sales for an electronic instrument manufacturer, Mr. Evans managed a global multi-tiered distribution network for instrument products and services. These products were utilized for environmental monitoring, including aquaculture rearing facilities. He has focused his sales skills and extensive experience on new product development. He introduced six new products and started a new transportation products division, doubling revenues for his previous employer. Mr. Evans is responsible for the development of the North American sales effort with secondary responsibility for international sales. His duties also include direct management of sales, distribution, and customer service personnel for the Company.

         Michael Mulholland Mr. Mulholland is in charge of the Company's farm operations. He has a BS from th e University of Vancouver, BC. Mr. Mulholland has over 16 years of experience and is a noted expert in project management within the aquaculture and seafood industry. Mr. Mulholland has provided consulting services throughout the world on salmon farming operations and is a recognized speaker at technical seminars. He founded and managed Pacific National Group's largest fish farming operations in Canada for 8 years and was their Vice President, Operations. Mr. Mulholland will provide oversight management of all farming research operations including fish husbandry, fish biology and development of feed resources.

         Roderick Campbell Mr. Roderick Campbell is the Company's Pilot Facility Manager. He is a Canadian citizen with a Bachelor of Science degree in Biology from Mount Allison University, Sackville, New Brunswick, Canada. He has worked in Scotland, the United Kingdom and Canada as a marine biologist in the fish farming industry for the past twelve years. Mr. Campbell's job duties for the position are as the Pilot Production Facility Aquaculture Biologist responsible for the on-site management of the pilot installation at Manchester, Washington. He will interface with the local NMFS' personnel as required, be responsible for fish husbandry, data collection and evaluation, and the operation and maintenance of the physical production plant.

         Joseph C. Gnagey Mr. Gnagey is the Company's Manager in the Sales Support Division. He has a BS in Fishery Science from Oregon State University. He has fifteen years of operations, sales and marketing experience in the aquaculture and marine fishing industries. Mr.Gnagey has recently been director of sales and marketing for a major supplier of equipment to these industries, with full responsibility for large capital projects and customer relations in Europe, North and South America, and Asia. He has chaired working committees on business development, commercial fishing policy, and seafood quality ion the processing and harvesting sectors of the industry. His experience includes the successful start-up of two international joint ventures and a managing national and international sales support and customer service for MCS systems.

PRINCIPAL SHAREHOLDERS

         Prior to this Offering, the Company had 10,000,000 shares of its Common Stock issued and outstanding. The following table sets forth, as of October 1, 1996, the beneficial ownership of the Company's Common Stock (i) by the only persons who are known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) by each director of the Company; and (iii) by all directors and officers as a group.

Name                       Number of Shares    Percentage Owned     Percentage Owned
                           Owned               Prior to Offering    After Offering
-----------------------    ----------------    -----------------    --------------
David Meilahn              2,492,213           24.92%               22.65%

William Evans              1,990,386           19.90%               18.09%

Robert Work (1)            2,385,176           23.85%               21.68%
Mark Kruschwitz (2)          654,440            6.54%                5.95%

All Officers as a Group
(2 people)                 4,482,599           44.82%               40.74%


(1)      Mr. Work is neither an officer nor director of the Company.
(2)      Mr. Kruschwitz is neither an officer nor director of the Company.

DESCRIPTION OF SECURITIES

Shares

         The Company is offering hereby a "best efforts, no minimum basis" up to 985,000 shares of common Stock at $1.000 per Share.

Common Stock

         The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's
Certificate of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and Bylaws which are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Florida for a more complete description concerning the rights and liabilities of stockholders.

         Prior to this offering, there has been no market for the Common Stock of the Company, and no predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the Common Stock of the Company in the public market may adversely affect prevailing market prices, and may impair the Company's ability to raise capital at that time through the sale of its equity securities.

         Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.


PLAN OF DISTRIBUTION

         The Company has no underwriter for this Offering. The Offering is therefore a self- underwriting. The Shares will be offered by the Company at the offering price of $1.00 per Share. The Offering is being made on a best-efforts basis by officers and directors of the Company with no minimum necessary to close the Offering. No commissions or other remuneration will be paid to the Company's officers and directors in connection with the Offering, but the Company reserves the right to sell the Shares through NASD members a commission not to exceed 10% of the purchase price of the Shares sold.

Price of the Offering.

         There is no, and never has been, a market for the Shares, and there is no guaranty that a market will ever develop for the Company's shares. Consequently, the offering price has been determined by the Company. Among other factors considered in such determination were estimates of business potential for the Company, the Company's financial condition, an assessment of the Company's management and the general condition of the securities market at the time of this Offering. However, such price does not necessarily bear any relationship to the assets, income or net worth of the Company.

         The offering price should not be considered an indication of the actual value of the Shares. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that the Shares can be resold at the Offering Price.

         There can be no assurance that an active trading market will develop upon completion of this Offering, or if such market develops, that it will continue. Consequently, purchasers of the Shares offered hereby may not find a ready market for Shares.


ADDITIONAL INFORMATION

         Each investor warrants and represents to the Company that, prior to making an investment in the Company, that he has had the opportunity to inspect the books and records of the Company and that he has had the opportunity to make inquiries to the officers and directors of the Company and further that he has been provided full access to such information.

                       INVESTOR SUITABILITY STANDARDS AND
                             INVESTMENT RESTRICTIONS



Suitability

         Shares will be offered and sold pursuant an exemption under the Securities Act, and exemptions under applicable state securities and Blue Sky laws. There are different standards under these federal and state exemptions which must be met by prospective investors in the Company.

         The Company will sell Shares only to those Investors it reasonably believes meet certain suitability requirements described below.

         Each prospective Investor must complete a Confidential Purchaser questionnaire and each Purchaser Representative, if any, must complete a Purchaser Representative Questionnaire.

         EACH INVESTOR MUST BE RESPONSIBLE FOR DETERMINING THAT IT IS PERMITTED TO INVEST IN THE COMPANY, THAT ALL APPROPRIATE ACTIONS TO AUTHORIZE SUCH AN INVESTMENT HAVE BEEN TAKEN, AND THAT ANY
REQUIREMENTS THAT ITS INVESTMENTS BE DIVERSIFIED OR SUFFICIENTLY
LIQUID HAVE BEEN MET.

         An investor will qualify as an accredited Investor if it falls within any one of the following categories at the time of the sale of the Shares to that Investor:

         (1) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan with the investment decisions made solely by persons that are accredited investors;

         (2) A private business development company as defined in Section 202(a)
(22) of the Investment Advisers Act of 1940;

         (3) An organization described in Section 501(c)(3) of the Internal Revenue Code with total assets in excess of $5,000,000;

         (4)      A director or executive officer of the Company.

         (5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Shares exceeds $1,100,000;

         (6) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         (7) A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as describe in Rule 506(b)(2)(ii) of Regulation D; and

         (8) An entity in which all of the equity owners are accredited investors (as defined above).

         As used in this Memorandum, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of
(5) above, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income an investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income form long-term capital gains has been reduced in arriving at adjusted gross income.

         In order to meet the conditions for exemption from the registration requirements under the securities laws of certain jurisdictions, investors who are residents of such jurisdiction may be required to meet additional suitability requirements.

         An Investor that does not qualify as an accredited Investor is a nonaccredited Investor and may acquire Shares only if:

          (1) The  Investor is  knowledgeable  and  experienced  with respect to
investments  in  limited   partnerships  either  alone  or  with  its  Purchaser
Representative, if any; and

          (2) The Investor has been provided access to all relevant documents it desires or needs; and

          (3) The Investor is aware of its limited ability to sell and/or transfer its Shares in the Company; and

          (4) The Investor can bear the economic risk (including loss of the entire investment) without impairing its ability to provide for its financial needs and contingencies in the same manner as it was prior to making such investment.

         THE COMPANY RESERVES THE RIGHT IN ITS ABSOLUTE DISCRETION TO DETERMINE IF A POTENTIAL INVESTOR MEETS OR FAILS TO MEET THE SUITABILITY STANDARDS SET FORTH IN THIS SECTION.

Additional Suitability Requirements for Benefit Plan Investors

         In addition to the foregoing suitability standards generally applicable to all Investors, the Employee Retirement Income Security Act of 1934, as amended ("ERISA"), and the regulations promulgated thereunder by the Department of Labor impose certain additional suitability standards for Investors that are qualified pension, profit-sharing or stock bonus plans ("Benefit Plan Investor"). In considering the purchase of Shares, a fiduciary with respect to a prospective Benefit Plan Investor must consider whether an investment in the Shares will satisfy the prudence requirement of Section 404(a)(1)(B) of ERISA, since there is not expected to be any market created in which to sell or otherwise dispose of the Shares. In addition, the fiduciary must consider whether the investment in Shares will satisfy the diversification requirement of
Section 404(a)(1)(C) of ERISA.


Restrictions on Transfer or Resale of Shares

         The Availability of Federal and state exemptions and the legality of the offers and sales of the Shares are conditioned upon, among other things, the fact that the purchase of Shares by all Investors are for investment purposes only and not with a view to resale or distribution. Accordingly, each prospective Investor will be required to represent in the Subscription Agreement that it is purchasing the Shares for its own account and for the purpose of investment only, not with a view to, or in accordance with, the distribution of sale of the Shares and that it will not sell, pledge, assign or transfer or offer to sell, pledge, assign or transfer any of its Shares without an effective registration statement under the Securities Act, or an exemption there from and an opinion of counsel acceptable to the Company that registration under the Securities Act is not required and that the transaction complies with all other applicable Federal and state securities or Blue Sky laws.